EXHIBIT 99.4

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with  the  Quarterly  Report  of   Monmouth   Capital
        Corporation   (the "Company")  on  Form  10-Q for the period ending
        June 30, 2002   as filed   with  the   Securities    and   Exchange
        Commission on the date   hereof (the "Report"),  I,  Anna T.  Chew,
        Contoller of the Company, certify, pursuant to 18 U.S.C. S 1350, as adopted pursuant to S906 of the Sarbanes-Oxley Act of 2002, that:

              (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



	/s/  Anna T. Chew


	Anna T. Chew
	Controller
	November 4, 2002